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                                                                 EXHIBIT 23.1.1

                         INDEPENDENT AUDITORS' CONSENT

The Board of Directors
Imperial Credit Industries, Inc.:

  We consent to incorporation by reference in the registration statements (Nos. 333-13805 and 333-15149) on Forms S-8 of Imperial Credit Industries, Inc. of our report dated January 29, 1997, relating to the consolidated balance sheets of Imperial Credit Industries and subsidiaries as of December 31, 1996 and 1995, and the related consolidated statements of income, changes in shareholders' equity and cash flows for each of the years in the three-year period ended December 31, 1996, which report appears in the December 31, 1996, annual report on Form 10-K of Imperial Credit Industries, Inc. Our report indicates that the Company adopted Statement of Financial Accounting Standards No. 122, "Accounting for Mortgage Servicing Rights," during 1995.

                                          KPMG Peat Marwick LLP

Los Angeles, California
April 11, 1997